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                                                                     EXHIBIT 12

                  MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
             COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                            (Dollars in Millions)

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
                                                                          For the Three Months
                                                                                 Ended
                                                                         ------------------------
                                                                          March 28,     March 29,
                                                                            1997          1996
                                                                         ----------   ----------
Pretax earnings from continuing operations.............................   $     766    $     671
Add: Fixed charges.....................................................       3,672        2,795
                                                                         ----------   ----------
Pretax earnings before fixed charges...................................   $   4,438    $   3,466
                                                                         ----------   ----------
                                                                         ----------   ----------
Fixed charges:
  Interest.............................................................   $   3,608    $   2,756
  Other(A).............................................................          64           39
                                                                         ----------   ----------
  Total fixed charges..................................................   $   3,672    $   2,795
                                                                         ----------   ----------
                                                                         ----------   ----------
  Preferred stock dividend requirements................................   $      17    $      19
                                                                         ----------   ----------
  Total combined fixed charges and preferred stock dividends...........   $   3,689    $   2,814
                                                                         ----------   ----------
                                                                         ----------   ----------
Ratio of earnings to fixed charges.....................................        1.21        1.24
Ratio of earnings to combined fixed charges and preferred stock
  dividends............................................................        1.20        1.23
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(A) Other fixed charges consist of the interest factor in rentals, amortization of debt expense, and preferred stock dividend requirements of majority-owned subsidiaries.